Exhibit 99.1

October 7, 2014

Liberty TripAdvisor Holdings, Inc. to Present at the FBR Digital Media Thought Leaders Conference

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty TripAdvisor Holdings, Inc. (Nasdaq: LTRPA, LTRPB) announced that Greg Maffei, President and CEO of Liberty TripAdvisor Holdings, Inc., will be presenting at the FBR Digital Media Thought Leaders Conference, on Thursday, October 9th at 2:30 p.m., E.D.T. at the Paley Center for Media in New York, NY.  During his presentation, Mr. Maffei may make observations regarding the company's financial performance and outlook.

The presentation will be broadcast live via the Internet. All interested persons should visit the Liberty TripAdvisor Holdings, Inc. website at http://ir.libertytripadvisorholdings.com/events-presentations to register for the webcast, as well as to access an archive of the webcast, which is expected to be available for a period of time following the presentation.

About Liberty TripAdvisor Holdings, Inc.

Liberty TripAdvisor Holdings, Inc.’s businesses consist of its subsidiaries TripAdvisor and BuySeasons.   TripAdvisor is the world’s largest online travel community, aggregating reviews and opinions from its community of travelers about destinations, accommodations, restaurants and activities throughout the world.  BuySeasons is a leading online retailer of costumes and party supplies.

Liberty TripAdvisor Holdings, Inc.
Courtnee Ulrich, 720-875-5420